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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        ---------------------------


                                  FORM 8-K
                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of report (Date earliest event reported): February 28, 2002

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                       Gaylord Container Corporation
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
               (State or Other Jurisdiction of Incorporation)


              1-9915                                          36-3472452
     (Commission file number)                              (I.R.S. Employer
                                                         Identification No.)


    500 Lake Cook Road, Suite 400, Deerfield, Illinois                60015
         (Address of Principal Executive Offices)                   (Zip Code)


                               (847) 405-5500
            (Registrant's Telephone Number, Including Area Code)



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Item 1.  Changes in Control of Registrant.

Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 21, 2002, by and among Temple-Inland Inc., a Delaware corporation ("Parent"), Temple-Inland Acquisition Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (the "Purchaser"), and Gaylord Container Corporation, a Delaware corporation (the "Company"), Parent caused the Purchaser to commence a cash tender offer (the "Offer") for all of the outstanding shares of Class A Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), together with the associated rights to purchase preferred stock pursuant to the Rights Agreement, dated June 12, 1995, between the Company and Harris Trust and Savings Bank, as rights agent (the rights together with the Common Stock, the "Shares"), at a price of $1.17 per Share, net to the seller in cash, without interest thereon.

The Offer expired at 12:00 midnight, New York City time, on Thursday, February 28, 2002. On March 1, 2002, Parent announced that it had accepted for payment pursuant to the Offer all Shares validly tendered and not withdrawn prior to the expiration of the Offer. On March 4, 2002, Purchaser and Inland Investments LLC ("Inland Investments"), the assignee of part of the Purchaser's rights to purchase Shares tendered, purchased 48,323,652 Shares tendered pursuant to the Offer (at an aggregate purchase price of approximately $56.6 million), which constitute approximately 86.3% of the total outstanding Shares.

Concurrent with the Offer, Inland Container Corporation I, a wholly-owned subsidiary of Parent (the "Notes Subsidiary"), commenced separate tender offers (the "Notes Offer to Purchase") to purchase all of the then outstanding 93/8% Senior Notes due 2007 (the "93/8% Senior Notes"), 9 3/4% Senior Notes due 2007 (the "9 3/4% Senior Notes") and 97/8% Senior Subordinated Notes due 2008 (the "97/8% Subordinated Notes" and, together with the 93/8% Senior Notes and the 9 3/4% Senior Notes, the "Notes"), of the Company, and related consent solicitations to amend certain provisions of the indentures under which such Notes were issued (the consent solicitations together with the Notes Offers to Purchase, the "Notes Tender Offers"). The Notes Tender Offers were made at a price of $900 for each $1,000 principal amount of 93/8% Senior Notes, $900 for each $1,000 principal amount of 9 3/4% Senior Notes, and $400 for each $1,000 principal amount of 97/8% Subordinated Notes, payable in cash. The Notes Tender Offers expired at 12:00 midnight, New York City time, on February 28, 2002. On March 1, 2002, Parent announced it had accepted for purchase pursuant to the Notes Tender Offers all Notes validly tendered and not withdrawn prior to the expiration of the Notes Tender Offers. On March 4, 2002, Inland Investments, the assignee of Notes Subsidiary's rights to purchase the Notes tendered, acquired $198,668,000 in aggregate principal amount of the 93/8% Senior Notes, $221,642,500 in aggregate principal amount of the 9 3/4% Senior Notes, and $209,095,000 in aggregate principal amount of the 97/8% Subordinated Notes, representing approximately 99.3%, 98.5%, and 83.6% of the aggregate principal amount of the respective series of Notes.

The Merger Agreement provides that upon the purchase of and payment for Shares pursuant to the Offer, as a result of which Parent or the Purchaser beneficially own at least a majority of the outstanding Shares, Parent will be entitled to designate such number of directors, rounded up to the next whole number, on the Company's board of directors (the "Company Board") that equals the product of (1) the total number of directors on the Company Board and (2) the percentage that the number of Shares so purchased bears to the total number of Shares then outstanding. In furtherance thereof, effective as of March 4, 2002, each of Parent's designees - Kenneth M. Jastrow, II, Dale E. Stahl, Bart J. Doney, James C. Foxworthy, Randall D. Levy, Louis R. Brill, M. Richard Warner and Harold C. Maxwell - were appointed to the Company Board and Daniel P. Casey, Mary Sue Coleman, Harve
A. Ferrill, John E. Goodenow, David B. Hawkins, Warren J. Hayford, Charles
S. Johnson and Marvin A. Pomerantz each resigned from the Company Board.

The Merger Agreement provides that following the satisfaction or waiver of certain conditions in the Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"). Pursuant to the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares owned beneficially or of record by Parent or any subsidiary of Parent or held in the treasury of the Company, all of which will be canceled and retired without payment of any consideration therefor, and other than Shares that are held by stockholders, if any, who properly exercise their dissenters' rights), shall be converted into the right to receive $1.17 per Share in cash, without interest. As a result of the Merger, the Company will continue as the surviving corporation, indirectly wholly-owned by Parent.

The Merger's adoption will require the affirmative vote of holders of 662/3% of the Shares of the Company's common stock outstanding and entitled to vote at a meeting of stockholders. On March 4, 2002, the Company Board set a record date for the special meeting of March 14, 2002 and set a tentative special meeting date for on or about April 5, 2002. Pursuant to the Merger Agreement, the Purchaser and Inland Investments are obligated to vote the Shares owned by them in favor of adopting the Merger Agreement and approving the Merger. As a result of the purchase of Shares pursuant to the Offer, the Purchaser and Inland Investments own a sufficient number of Shares to adopt the Merger Agreement and approve the Merger without the affirmative vote of any other stockholder, thus assuring such adoption and approval.

The Purchaser and Inland Investments obtained all funds needed for the Offer, and the Purchaser will obtain all funds needed for the Merger, through a contribution from Parent of funds obtained under its credit facility with Citibank, N.A., as administrative agent, and Salomon Smith Barney Inc., as sole arranger, book manager and syndication agent.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibits are filed with this report:

         (c) Exhibits.

         Exhibit Number       Description

         20.1 Text of Joint Press Release, dated March 1, 2002, issued by Parent and the Company.



                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GAYLORD CONTAINER CORPORATION


Dated:   March 8, 2002                         By:  /s/ M. Richard Warner
                                                   --------------------------
                                                   M. Richard Warner
                                                   Vice President





                             INDEX TO EXHIBITS


Exhibit Number       Description

20.1 Text of Joint Press Release, dated March 1, 2002, issued by Parent and the Company.



                                                               Exhibit 20.1

         TEMPLE-INLAND INC. SUCCESSFULLY COMPLETES TENDER OFFER FOR
             SHARES AND NOTES OF GAYLORD CONTAINER CORPORATION

         AUSTIN, TEXAS, March 1, 2002 -- Temple-Inland Inc. (NYSE: TIN) and Gaylord Container Company (AMEX: GCR) announced today that Temple-Inland has successfully completed its offer to purchase (the "Equity Offer") all outstanding shares of common stock (the "Shares") of Gaylord and its offer to purchase and solicitation of consents (the "Debt Offer") in respect of all outstanding 9-3/8% Senior Notes due 2007 (the "9-3/8% Senior Notes"), 9-3/4% Senior Notes due 2007 (the "9-3/4% Senior Notes") and 9-7/8% Senior Subordinated Notes due 2008 (the "9-7/8% Senior Subordinated Notes" and, together with the 9-3/8% Senior Notes and the 9-3/4% Senior Notes, the "Notes"), of Gaylord. Based on preliminary information received from Computershare Trust Company of New York, the Depositary for the tender offers, a total of 48,323,652 Shares (including 813,537 Shares subject to guaranteed delivery), representing approximately 86.3 % of the outstanding Shares of common stock of Gaylord, were validly tendered prior to the expiration of the Equity Offer and not withdrawn. Based on preliminary information received from the Depositary with respect to the Debt Offer, Notes representing $198,668,000 aggregate principal amount of the 9-3/8% Senior Notes, $221,642,500 aggregate principal amount of the 9-3/4% Senior Notes and $209,095,000 aggregate principal amount of the 9-7/8% Senior Subordinated Notes, representing 99.3%, 98.5%, and 83.6% of the outstanding Notes of the respective series, were validly tendered prior to the expiration of the Debt Offer and not withdrawn. At the expiration of the Equity Offer and the Debt Offer at 12:00 midnight, New York City time, on February 28, 2002, Temple-Inland accepted for purchase all Shares and Notes validly tendered and not withdrawn prior to such expiration date. Payment for these Shares and Notes will be made as promptly as practicable and, in the case of Shares tendered by guaranteed delivery procedures, promptly after timely delivery of Shares and required documentation.

         Temple-Inland intends to complete its acquisition of Gaylord by holding a special meeting of stockholders for approval of the proposed merger of a subsidiary of Temple-Inland with and into Gaylord (the "Merger"). The Merger's adoption will require the affirmative vote of holders of 66-2/3% of the Shares of Gaylord's common stock outstanding and entitled to vote at the special meeting. Since Temple-Inland and its subsidiaries will own a sufficient number of Shares to ensure approval of the Merger at the special meeting and will vote all their Shares in favor of approval, the affirmative vote of no other stockholder will be required to effect the Merger. Accordingly, Gaylord has decided not to solicit proxies from its stockholders, but will provide to each stockholder in advance of that meeting an Information Statement regarding the Merger. Upon an affirmative vote on the Merger and the filing of a Certificate of Merger under Delaware law, the remaining non-tendered Gaylord Shares will be converted into the right to receive $1.17 net per Share in cash, unless a stockholder perfects appraisal rights. As a result of the Merger, Gaylord will become an indirect, wholly-owned subsidiary of Temple-Inland.

         Temple-Inland is a major manufacturer of corrugated packaging and building products, with a diversified financial services operation. The company's 2.2 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiative (SFISM) program of the American Forest & Paper Association to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland's common stock (TIN) is traded on the New York Stock Exchange and the Pacific Exchange. Temple-Inland's address on the World Wide Web is http://www.templeinland.com.

         Gaylord is a national major manufacturer and distributor of brown paper packaging products including corrugated containers and sheets, multiwall and retail bags, containerboard and unbleached kraft paper. Gaylord's address on the World Wide Web is http://www.gaylordcontainer.com.

         This release contains forward-looking statements that involve risks and uncertainties. The actual results achieved by Temple-Inland or Gaylord may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland and Gaylord and their respective subsidiaries; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of Temple-Inland and Gaylord and their respective subsidiaries.


Investor Contacts

Doyle R. Simons
Vice President, Administration
Temple-Inland Inc.
512-434-3737

Richard E. Storat
Director, Corporate Affairs
Gaylord Container Corporation
847-405-5645